[LOGO OF HAZLETT, LEWIS & BIETER, PLLC]



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Annual Report (Form 10-K) for the year ended June 2 2001, of our report dated July 3, 2001, with respect to the financial statements of American Consumers, Inc.


                                        HAZLETT, LEWIS & BIETER, PLLC


Chattanooga, Tennessee
August 23, 2001